SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                               ___________________


                                    Form 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                  July 18, 1996

                               ___________________


                               HOWELL CORPORATION

             (Exact name of registrant as specified in its charter)


                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)



                  1-8704                              74-1223027
     (Commission File Number)            (I.R.S. Employer Identification No.)



     1111 Fannin, Suite 1500, Houston, Texas              77002
     (Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code:  (713) 658-4000

Item 5.  Other Events

     On July 18, 1996, the Registrant issued a press release announcing that the Registrant had signed a letter of intent with Basis Petroleum, Inc., a wholly-owned subsidiary of Salomon, Inc., covering the contributions of their respective crude oil gathering, marketing and transportation activities to form a Master Limited Partnership. A copy of the press release is enclosed herewith and incorporated herein by reference.

     On July 23, 1996, the Registrant issued a press release announcing that the Registrant had signed a letter of intent to sell the common stock of Howell Transportation Services, Inc., to an investor group lead by the current management of that Company. A copy of the press release is enclosed herewith and incorporated herein by reference.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          HOWELL CORPORATION
          (Registrant)




Date:  July 26, 1996               By  /s/ ALLYN R. SKELTON, II
                                       -------------------------------------
                                        Allyn R. Skelton, II
                                        Senior Vice President and
                                        Chief Financial Officer

For Immediate Release             Contact:   Allyn R. Skelton, II
                                             Senior Vice President &
                                             Chief Financial Officer
                                             (713) 658-4070


HOWELL TO FORM CRUDE OIL MARKETING AND TRANSPORTATION MASTER LIMITED PARTNERSHIP
                           WITH BASIS PETROLEUM, INC.


  HOUSTON, TEXAS, July 18, 1996 -- HOWELL CORPORATION (HWL:NYSE; HWLLP:NASDAQ) today announced the signing of a Letter of Intent with Basis Petroleum, Inc. ("Basis"), a wholly-owned subsidiary of Salomon, Inc. ("Salomon"), covering the contributions by Howell and Basis of their respective crude oil gathering, marketing and transportation activities to form a Master Limited Partnership ("MLP"). Later this year, interests in the MLP will be offered for sale to the public pursuant to a prospectus. The Letter of Intent is subject to the negotiation of a Definitive Agreement, to customary due diligence and to regulatory review.
  The assets that Howell will contribute include its crude oil gathering, marketing and pipeline assets, as well as the crude oil trucking portion of its transportation segment. Most of Howell's gathering assets are concentrated along the Gulf Coast in Texas, Mississippi, Alabama and Florida. Basis will contribute its crude oil gathering, marketing and trading assets. Basis' operations are mostly in Texas, New Mexico, Louisiana and Oklahoma. Basis will own 54% of the new entity, and Howell will own 46%. The combination of these assets will establish a new entity (with annual revenues of approximately $4 billion) with the geographical scope and experienced management to become one of the largest and most efficient players in this segment of the industry.
  Paul N. Howell, President and Chief Executive Officer, stated "We are excited about the combination of these two successful operations and the opportunity that it presents. While Salomon's subsidiary, Basis Petroleum, will have a slightly higher percentage interest than will Howell, we view this transaction as a merger of compatible equals with true synergistic potential. Howell will have a 46% ownership of the General Partner plus a subordinated residual interest in the MLP. Proceeds from the public offering attributable to Howell's interest in the MLP will be used to significantly reduce debt and to support the growth of our core business. The combination is in keeping with our stated intent to narrow the focus of Howell's operations to oil and gas exploration and production."
  Howell Corporation is an independent energy company engaged in oil and gas exploration, production, marketing and transportation.

                                      # # #

For Immediate Release             Contact:   Allyn R. Skelton, II
                                             Senior Vice President &
                                             Chief Financial Officer
                                             (713) 658-4070


                 HOWELL CORPORATION TO SELL TRANSPORTATION UNIT


  HOUSTON, TEXAS, JULY 23, 1996 -- HOWELL CORPORATION (HWL:NYSE; HWLLP:NASDAQ) announced today the signing of a Letter of Intent covering the sale of the stock of Howell Transportation Services, Inc., to an investor group lead by the current management of that company. The Letter of Intent is subject to the negotiation of a Definitive Agreement and customary due diligence. The proposed transaction is additionally subject to the successful formation of the previously announced Master Limited Partnership between the Company's crude oil marketing unit and Basis Petroleum, Inc.
  The sale of the transportation unit to its current management will transfer the remaining transportation and logistics assets that would be left after the formation of the Master Limited Partnership. This sale will complete the divestment process in keeping with our stated intent to narrow the focus of Howell's operations to oil and gas exploration and production.
  Howell Corporation is an independent energy company engaged in oil and gas exploration, production, marketing and transportation.
                                      # # #